UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2014, Century Aluminum Company (the “Company”) announced the appointment of Rick T. Dillon as Executive Vice President and Chief Financial Officer of the Company.
Prior to joining the Company, Mr. Dillon served as Vice President of Finance - Surface Mining Group at Joy Global Inc., a publicly traded manufacturer of high-productivity mining solutions. Prior to that position, Mr. Dillon served as Joy Global’s Vice President - Corporate Controller & Chief Accounting Officer from November 2009 to June 2012. From November 2007 through November 2009, Mr. Dillon served as Vice President - Business Planning & Analysis at Newell Rubbermaid, Inc., a publicly traded marketer of consumer and commercial products. Mr. Dillon holds an M.B.A. from Northwestern University - Kellogg School of Management and a B.S. in Accounting from Marquette University.
In connection with Mr. Dillon’s appointment as Executive Vice President and Chief Financial Officer of the Company, the Company and Mr. Dillon have entered into an offer letter dated April 24, 2014 and executed on April 27, 2014. The offer letter does not provide for employment for a specified term, and Mr. Dillon’s employment with the Company will be on an at-will basis. Mr. Dillon will receive an annual base salary of $400,000, subject to annual review, and will be eligible to participate in the Company’s benefit plans. Mr. Dillon will also be eligible for an annual incentive bonus under the Company’s Annual Incentive Plan with a target bonus equal to 70% of base salary, pro-rated for 2014 based on Mr. Dillon’s start date. Mr. Dillon will also receive a one-time signing bonus of $200,000. Mr. Dillon has agreed to repay this signing bonus in the event he voluntarily leaves the Company within 2 years of his start date.
To compensate Mr. Dillon for equity lost as a result of his leaving his previous employer and to induce him to join the Company, Mr. Dillon will also receive equity awards pursuant to the Company’s 2012-2014, 2013-2015 and 2014-2016 Long-Term Incentive Plans on a pro-rated basis with a target annual award equal to 120% of base salary. Beginning in 2015, Mr. Dillon will be eligible to receive equity grants when such grants are made to other senior executives.
In connection with Mr. Dillon’s appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Dillon will be included as a Tier II participant in the Company’s Executive Severance Plan. Pursuant to the Executive Severance Plan, in the event Mr. Dillon’s employment is terminated other than by the Company for Cause or by Mr. Dillon for Good Reason (each as defined in the Executive Severance Plan), Mr. Dillon will be entitled to certain severance benefits similar to the benefits provided to other senior executives of the Company.
There are no family relationships between Mr. Dillon and any of the Company's officers or directors. There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.
The foregoing description of the offer letter is summary in nature, and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
A copy of the press release of the Company announcing the appointment of Mr. Dillon as the Company’s Executive Vice President and Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated April 24, 2014 and executed April 27, 2014, between Century Aluminum Company and Rick T. Dillon.
99.1	Press Release dated June 16, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	June 16, 2014	By:	/s/ Jesse E. Gary
Name: Jesse E. Gary Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Offer Letter, dated April 24, 2014 and executed April 27, 2014, between Century Aluminum Company and Rick T. Dillon.
99.1	Press Release dated June 16, 2014.